FORBEARANCE AGREEMENT

This FORBEARANCE AGREEMENT (hereinafter, this “Agreement”) is made this 1st day of March, 2012 by and among:

YA GLOBAL INVESTMENTS, L.P., formerly known as Cornell Capital Partners, LP (hereinafter, the “Lender”), a Cayman Island exempt limited partnership with offices located at 101 Hudson Street Suite 3700, Jersey City, New Jersey 07302;

CIRTRAN CORPORATION, also known as Cirtran Corp. (hereinafter, the “Borrower”), a Nevada corporation with its principal office located at 4125 S. 6000 W., West Valley City, Utah 84128;

RACORE NETWORK, INC. (hereinafter, “Racore”), a Utah corporation with its principal office located at 4125 S. 6000 W., West Valley City, Utah 84128;

CIRTRAN - ASIA, INC. (hereinafter, “Asia”), a Utah corporation with its principal office located at 4125 S. 6000 W., West Valley City, Utah 84128;

CIRTRAN BEVERAGE CORP. (hereinafter, “Beverage”), a Utah corporation with its principal office located at 4125 S. 6000 W., West Valley City, Utah 84128;

CIRTRAN MEDIA CORP. (hereinafter, “Media”), a Utah corporation with its principal office located at 4125 S. 6000 W., West Valley City, Utah 84128;

CIRTRAN ONLINE CORP. (hereinafter, “Online”), a Utah corporation with its principal office located at 4125 S. 6000 W., West Valley City, Utah 84128;

CIRTRAN PRODUCTS CORP. (hereinafter, “Products”), a Utah corporation with its principal office located at 4125 S. 6000 W., West Valley City, Utah 84128; and

CIRTRAN CORPORATION (hereinafter, “Cirtran Sub”, and together with Racore, Asia, Beverage, Media, Online and Products, collectively, jointly and severally, the “Guarantors”), a Utah corporation with its principal office located at 4125 S. 6000 W., West Valley City, Utah 84128.

Background

Reference is made to certain financing arrangements entered into by and among the Borrower, the Guarantors, and the Lender evidenced by, among other things, the documents, instruments, and agreements set forth on Schedule “1” attached hereto and incorporated herein by reference (hereinafter, together with all other documents, instruments, and agreements executed in connection therewith or related thereto, collectively, the “Financing Documents”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Global Security Agreement (as defined on Schedule “1”).

One or more Events of Default occurred under the Financing Documents prior to the date hereof as a result of the following (hereinafter, collectively, the “Existing Defaults”): (i) the Borrower’s failure to repay the amounts due under the Debentures in full within fifteen (15) days of maturity; (ii) the Borrower’s failure to maintain the requisite number of shares of its stock in accordance with Section 1.03 of the Debentures; (iii) the Borrower’s failure to file a registration statement under the IRRAs; and (iv) the Borrower’s transfer of certain of its assets, including certain equipment, open and active purchase orders relating to the Borrower’s legacy electronics manufacturing business, all parts, materials, and work-in-progress pertaining thereto, and all accounts receivable and future revenue arising therefrom to Katana Electronics, LLC (hereinafter, “Katana”) without the prior consent of the Lender.

On January 24, 2011, the Lender entered into the Prior Forbearance Agreement with the Borrower and the Guarantors (hereinafter, collectively, jointly, and severally, the “Obligors”) pursuant to which, and subject to the terms and conditions thereof, the Lender agreed to forbear from exercising its rights and remedies under the Financing Documents as a result of the Existing Defaults until December 31, 2011.  Prior to the date hereof, the Lender’s agreement to forbear under the Prior Forbearance Agreement terminated due to the Obligors’ failure to comply with one or more of the terms and conditions set forth therein.  As a result thereof, the Lender sent the following to the Obligors (hereinafter, collectively, the “UCC Notices”): (i) Notifications of Disposition of Collateral dated September 7, 2011; and (ii) written correspondence dated September 30, 2011 directing the Obligors to assemble the Collateral, as affected by a certain letter agreement dated October 4, 2011.

 The Obligors have requested that the Lender rescind the UCC Notices and forbear from enforcing its rights and remedies under the Financing Documents as a result of the Existing Defaults until January 31, 2014, and the Lender has agreed to do so, but only upon the terms and conditions expressly set forth herein.

Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by and between the Obligors and the Lender as follows:

Acknowledgment of Indebtedness

1.
The Obligors each hereby acknowledge and agree that, in accordance with the terms and conditions of the Financing Documents, they are unconditionally, jointly, and severally liable to the Lender as follows:

a.	Owed under the $3.75MM Debenture as of February 8, 2012:

Principal		$620,136.00
Interest		$353,943.99
	Total	$974,079.99

b.	Owed under the First $1.5MM Debenture as of February 8, 2012:

Principal		$1,500,000.00
Interest		$476,791.67
	Total	$1,976,791.67

c.	Owed under the Second $1.5MM Debenture as of February 8, 2012:

Principal		$1,041,218.00
Interest		$66,345.55
	Total	$1,107,563.55

d.
For all interest accruing upon the principal balances of the Debentures from and after February 8, 2012, for all costs, expenses, and costs of collection (including attorneys’ fees and expenses) and for any fees, applicable redemption premiums, liquidated damages, and other amounts, hereafter accrued or coming due or incurred by the Lender in connection with the Financing Documents.

Hereinafter all amounts set forth in this Paragraph 1, all other amounts owed under the Financing Documents, and all amounts payable under this Agreement, shall be referred to collectively as the “Obligations”.

Waiver of Claims

2.
The Obligors hereby acknowledge and agree that they have no offsets, defenses, claims, or counterclaims against the Lender, its general partner, and its investment manager, and each of their respective agents, servants, attorneys, advisors, officers, directors, employees, affiliates, representatives, investors, partners, members, managers, predecessors, successors, and assigns (hereinafter, collectively, the “Lender Parties”) with respect to the Obligations, the Financing Documents, or otherwise, and that if the Obligors now have, or ever did have, any offsets, defenses, claims, or counterclaims against the Lender Parties, or any one of them, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this Agreement, all of them are hereby expressly WAIVED, and the Obligors each hereby RELEASE the Lender Parties from any liability therefor.

Ratification of Financing Documents;
Cross-Collateralization; Further Assurances

3.	The Obligors:

a.
Hereby ratify, confirm, and reaffirm all and singular the terms and conditions of the Financing Documents.  The Obligors further acknowledge and agree that except as specifically modified in this Agreement and the documents, instruments, and agreements incidental hereto or requested hereunder (hereinafter, collectively, the “Forbearance Documents”), all terms and conditions of the Financing Documents shall remain in full force and effect.  In connection therewith, the Borrower further confirms that it executed the Financing Documents under the name Cirtran Corp. and that Cirtran Corp. and Cirtran Corporation are the same Nevada corporation;

b.
Agree that (i) the obligations secured by the Financing Documents include, without limitation, the Obligations, and any future modifications, amendments, substitutions or renewals thereof, and (ii) all collateral, whether now existing or hereafter acquired, granted to the Lender pursuant to the Financing Documents, this Agreement, or otherwise, shall secure all of the Obligations until full, final, and indefeasible payment of the Obligations; and

c.
Shall, from and after the execution of this Agreement, execute and deliver to the Lender whatever additional documents, instruments, and agreements that the Lender may reasonably require in order to correct any document deficiencies, or to vest or perfect the Financing Documents and the collateral granted therein more securely in the Lender and/or to otherwise give effect to the terms and conditions of this Agreement and the other Forbearance Documents.

Conditions Precedent

4.
The Lender’s agreements, as contemplated herein, shall not be effective unless and until each of the following conditions precedent have been fulfilled, all as determined by the Lender in its sole and exclusive discretion:

a.	The Lender shall have received from the Borrower $25,000.00, in good and collected funds, in accordance with Paragraph 6.b.i hereunder;

b.
The Borrower, Beverage, Media, Products, Hawatmeh, and Advanced Beauty Solutions, LLC (hereinafter, “ABS”) shall have entered into a forbearance agreement upon terms and conditions acceptable to the Lender in all respects in its sole and exclusive discretion (hereinafter, the “ABS Forbearance Agreement”);

c.	The Lender shall have received a subordination agreement in the form attached hereto as Exhibit “A” (hereinafter, the “ABS Subordination Agreement”) duly executed by ABS;

d.	The Lender shall have received a ratification agreement and amendment in the form attached hereto as Exhibit “B” duly executed by Hawatmeh;

e.	The Lender shall have received a ratification agreement in the form attached hereto as Exhibit “C” duly executed by IH YA 2011;

f.	The Lender shall have received a current, updated perfection certificate in the form attached hereto as Exhibit “D” from each of the Obligors, Hawatmeh, and IH YA 2011;

g.
The Lender shall have received a projected twelve (12) month consolidated and consolidating cash flow report/budget for the Obligors in a form satisfactory to the Lender in its reasonable discretion (including, without limitation, detailed categories of each expense) (hereinafter, as updated from time to time, the “Budget”) setting forth each of the Obligors’ anticipated income and disbursements for the period from January 1, 2012 through and including December 31, 2012;

h.
The Lender shall have received a current report of all currently pending litigation filed by or against any Obligor, Hawatmeh, and/or IH YA 2011, including a brief description of the claim, the amount in controversy, and the status of the litigation;

i.
The Lender shall have received from the Obligors copies, certified by a duly authorized officer of each of the Obligors to be true and complete as of the date hereof, of each of (i) the governing documents of each of the Obligors as in effect on the date hereof, (ii) the resolutions of each of the Obligors authorizing the execution and delivery of this Agreement and the other Forbearance Documents and the Obligors’ performance of all of the transactions contemplated hereby, and (iii) an incumbency certificate giving the name and bearing a specimen signature of each individual who shall be so authorized;

j.
The Lender shall have received evidence reasonably satisfactory to the Lender that the Obligors have transferred all of their cash into one or more of the following deposit accounts (collectively, the “Control Accounts”) and that all other bank accounts and escrow accounts held by one or more of the Obligors have been closed:

i.	Deposit account number 153152083322 held by Cirtran Sub at U.S. Bank National Association;

ii.	Deposit account number 153152582695 held by Beverage at U.S. Bank National Association;

iii.	Deposit account number 153152083389 held by Products at U.S. Bank National Association;

iv.	Deposit account number 0310923801 held by Cirtran Sub at First National Bank of Layton;

v.	Deposit account number 0311754601 held by Asia at First National Bank of Layton;

vi.	Deposit account number 0310924601 held by Beverage at First National Bank of Layton;

vii.	Deposit account number 0310909701 held by Media at First National Bank of Layton; and

viii.	Deposit account number 0311758701 held by Products at First National Bank of Layton.

k.
All action on the part of the Obligors necessary for the valid execution, delivery, and performance by the Obligors of this Agreement and the other Forbearance Documents shall have been duly and effectively taken and evidence thereof reasonably satisfactory to the Lender shall have been provided to the Lender; and

l.
This Agreement, and the other Forbearance Documents, shall be executed and delivered to the Lender by the parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to the Lender.

Rescission of UCC Notices

5.
Upon satisfaction of the conditions precedent set forth in Paragraph 4 above, the Lender hereby rescinds the UCC Notices and agrees that the UCC Notices are of no further force or effect.  In connection therewith, the Obligors expressly acknowledge and agree as follows:

a.
The rescission of the UCC Notices set forth in this Paragraph 5 shall not in any way affect (i) the Lender’s rights and remedies under the Financing Documents and applicable law, including, without limitation, but subject to the terms and conditions of this Agreement, the Lender’s right to foreclose its security interests in, or otherwise realize upon, the Collateral, (ii) the validity, enforceability, perfection, or priority of the security interests in the Collateral granted to the Lender by the Obligors, or (iii) the Lender’s right, subject to the terms and conditions of this Agreement, to send one or more further correspondence directing the undersigned to assemble the Collateral and/or Notifications of Disposition of Collateral at any time, and from time to time, as the Lender deems necessary or appropriate, in its sole and exclusive discretion, in connection with the exercise of its right to foreclose its security interests in, or otherwise realize upon, the Collateral.

b.
The rescission of the UCC Notices set forth in this Paragraph 5 is not intended to be, and shall not be construed as (i) a cure or waiver of the Existing Defaults or any other defaults and/or Events of Default under the under the Financing Documents, whether now existing or hereafter arising, (ii) other than as expressly set forth in this Agreement, an agreement by the Lender to forbear from exercising any of its rights and remedies under the Financing Documents and/or applicable law, or (iii) other than as expressly set forth in this Agreement, a waiver, modification, or amendment of the terms and conditions of the Financing Documents and/or the Lender’s rights and remedies thereunder.

Repayment of the Obligations

6.	From and after the execution of this Agreement, interest shall accrue upon, and the Borrower shall repay, the Obligations as follows:

a.	Interest shall continue to accrue upon the principal balance of the Obligations at the rate of twelve percent (12%) per annum; and

b.
The Borrower shall make the following payments, which payments shall (unless otherwise indicated below) be applied first to accrued but unpaid interest and then to the principal balance of the Obligations:

i.	$25,000.00, on or before the date of this Agreement to be applied by the Lender as set forth in Paragraph 16, below1;

ii.	$25,000.00 on March 30, 2012;

iii.	$25,000.00 on April 15, 2012;

iv.	$25,000.00 on May 15, 2012;

v.	$25,000.00 on June 15, 2012;

vi.	$50,000.00 on July 15, 2012;

vii.	$50,000.00 on August 15, 2012;

viii.	$50,000.00 on September 15, 2012;

ix.	$75,000.00 on October 15, 2012;

x.	$75,000.00 on November 15, 2012;

xi.	$100,000.00 on December 15, 2012;

xii.	$100,000.00 on January 15, 2013;

xiii.	$100,000.00 on February 15, 2013;
____________________

1
For the avoidance of doubt, this payment is separate and apart from, and shall be in addition to, the $25,000.00 payment previously made by the Obligors to the Lender in consideration for the Lender’s agreements set forth in that certain letter agreement dated October 18, 2011 by and between the Obligors and the Lender.

xiv.	$100,000.00 on March 15, 2013;

xv.	$100,000.00 on April 15, 2013;

xvi.	$100,000.00 on May 15, 2013;

xvii.	$125,000.00 on June 15, 2013;

xviii.	$125,000.00 on July 15, 2013;

xix.	$125,000.00 on August 15, 2013;

xx.	$125,000.00 on September 15, 2013;

xxi.	$125,000.00 on October 15, 2013;

xxii.	$125,000.00 on November 15, 2013;

xxiii.	$125,000.00 on December 15, 2013; and

xxiv.
the remaining balance of the Obligations shall be paid in full in good and collected funds by federal funds wire transfer on or before the earlier of (i) the occurrence of a Termination Event (as defined below), or (ii) 3:00 P.M. (prevailing Eastern time) on January 31, 2014 (hereinafter, the “Termination Date”).

c.
In addition to the monthly payments set forth in Paragraphs 6.b.i through Paragraph 6.b.xxiv above, to the extent Excess Cash Flow exists the Obligors shall make the payments set forth on Schedule “2” attached hereto and incorporated herein by reference (hereinafter, collectively, the “Excess Cash Flow Payments”), which Excess Cash Flow Payments shall (unless otherwise indicated below) be applied first to accrued but unpaid interest and then to the principal balance of the Obligations.  In the event that there is insufficient Excess Cash Flow to make a Excess Cash Flow Payment on the date such Excess Cash Flow Payment is due, the unpaid portion of such Excess Cash Flow Payment (together with the unpaid portion(s) of all prior Excess Cash Flow Payments not paid in full) shall be added to the amount required to be paid by the Obligors to make the immediately following Excess Cash Flow Payment.  For the purposes of this Agreement, “Excess Cash Flow” shall mean, for the period between each Excess Cash Flow Payment, the Obligors’ consolidated earnings before interest, taxes, depreciation, and amortization, less cash deposits for product orders received but not yet shipped, actual cash taxes paid, actual cash principal and interest paid, and actual ordinary, necessary, and reasonable out-of-pocket cash operating costs and expenses paid together with reasonable cash reserves in an amount not to exceed five percent (5%) of total net sales during the preceding month (adjusted monthly), all in a manner consistent with the Budget.

d.
Provided that no Termination Event has occurred, the Borrower may prepay the Obligations, in whole or in part, at any time without premium or penalty.  Any such prepayment shall not reduce or delay any regularly scheduled payment.

e.
Upon at least five (5) business days prior written notice to the Lender, and provided that the Equity Conditions set forth in Paragraph 6.g, below have been satisfied as determined by the Lender in its sole and exclusive discretion, the Borrower may elect to make all or a portion of any payment in shares of the Borrower’s common stock, par value $0.001 per share (hereinafter, the “Common Stock”).  The Borrower shall deliver to the Lender shares of Common Stock with a Preliminary Value (determined in accordance with the following sentence) equal to the portion of the payment that the Borrower has elected to pay in shares of Common Stock.  The preliminary value (hereinafter, the “Preliminary Value”) of the Common Stock delivered to the Lender shall be determined by multiplying the number of shares of Common Stock delivered by the price per share equal to the lowest daily Volume Weighted Average Price (as defined below) for the twenty (20) trading days immediately preceding the date on which the Lender receives such notice from the Borrower.  Each notice to the Lender shall be accompanied by a calculation of the shares of Common Stock to be delivered by the Borrower to the Lender for such payment.  For the purposes hereof, “Volume Weighted Average Price” means the daily dollar volume-weighted average price for the Common Stock on the Primary Market as reported by Bloomberg L.P. through its “Historical Prices – Px Table with Average Daily Volume” functions, or, if no dollar volume-weighted average price is reported for such security by Bloomberg L.P., the dollar volume-weighted average price for such security on the Primary Market as reported by a third party to be agreed to by the Lender and the Borrower and paid for solely by the Borrower or in the absence of a third party, as determined by the Lender itself.  The difference, if any, between the Preliminary Value of the Common Stock delivered to the Lender, and the amount of the applicable payment that is due, shall be paid by the Borrower in cash on or before the applicable due date for such payment.

f.
The Lender shall make commercially reasonable efforts to sell Common Stock delivered to the Lender in accordance with Paragraph 6.e. Within two (2) business days of the last business day of each month, the Lender shall determine the actual proceeds realized from the sale by the Lender of the Common Stock issued to the Lender by the Borrower pursuant to Paragraph 6.e during such month, less actual brokerage commissions and other out-of-pocket costs incurred by the Lender in connection with such sales (hereinafter, the “Actual Value”).  If the Actual Value of the Common Stock which is sold is greater than the Preliminary Value for such Common Stock, then the difference shall be credited by the Lender to the principal balance of the Obligations, but such credit shall not reduce or postpone the monthly payments due under Paragraph 6.b hereof, except that such credit shall reduce the remaining balance to be paid pursuant to Paragraph 6.b.xxv hereof.  If the Actual Value is less than the Preliminary Value, then the Borrower shall remain liable for the difference, and such amount shall be added to the next monthly payment due under Paragraph 6.b hereof and paid by the Borrower in accordance with the terms hereof.  The Lender’s determination of the Actual Value shall be final and binding upon the Borrower in the absence of manifest error in the calculation of the same.  Any Common Stock which is not sold during the calendar month in which it is delivered to the Lender will be accounted for in the method set forth above when it is actually sold.  If there is a failure of an Equity Condition while the Lender is holding any such Common Stock, then (i) the Lender may put the Common Stock back to the Borrower for the amount of the Preliminary Value, (ii) the Borrower shall be required to accept the put of the Common Stock and if the Borrower nevertheless attempts to reject the same, the Borrower shall be deemed to have accepted the same, (iii) no credit against the Obligations will be given to the Borrower on account of the same, and (iv) the Borrower shall have ten (10) calendar days in which to make a payment to the Lender in cash equal to the balance of any scheduled payment left unpaid after the put of such Common Stock back to the Borrower.

g.
The Borrower’s ability to elect to make all or a portion of any payment in shares of Common Stock shall be subject to the following conditions (hereinafter, collectively, the “Equity Conditions”) which shall be satisfied as of each date a payment in shares of Common Stock is made and which shall remain satisfied at all times until such shares of Common Stock have been disposed of by the Lender, unless such Equity Condition(s) shall have been, in the sole and exclusive discretion of the Lender, expressly waived by the Lender in writing:

i.
The maximum number of shares to be issued shall not exceed the lesser of (1) fifteen percent (15%) of the prior calendar month’s total trading volume of the Borrower’s stock as reported by Bloomberg, L.P., and (2) that number of shares of the Common Stock which, upon giving effect to such issuance, would cause the aggregate number of shares of the Common Stock beneficially owned by the Lender and its affiliates to exceed four and ninety nine hundredths of one percent (4.99%) of the outstanding shares of the Common Stock following such issuance;

ii.
Upon receipt by the Borrower of the representation letter referenced in Paragraph 19.k hereof, the shares of Common Stock shall be issued without restrictive legend, and shall be eligible for sale by the Lender, and at all times until such shares have been sold remain eligible for sale by the Lender, without restriction and without the need for registration under any applicable federal or state securities laws;

iii.
The Borrower shall have no knowledge of any fact that will, or would likely, cause any applicable shares of Common Stock not to be eligible for sale by the Lender without restriction and without the need for registration under any applicable federal or state securities laws;

iv.	The Common Stock is designated for quotation on a Primary Market and shall not be suspended from trading on all Primary Markets;

v.	The Common Stock shall not fail to have a bid price or Volume Weighted Average Price, or fail to maintain a trading market on any Primary Market;

vi.	The Borrower shall be able to validly issue or transfer shares of Common Stock as contemplated hereunder pursuant to federal or state law, and the Borrower’s organizational documents;

vii.	The market price for such shares is not less than par value;

viii.	No Termination Event has occurred; and

ix.
The Common Stock has not been categorized as “Caveat Emptor” by Pink OTC Markets, Inc. (or any successor entity) or any other similar category or classification by Pink OTC Markets, Inc (or any successor entity) or any other Primary Market.

h.
For the purposes of this Agreement, “Primary Market” means any of (a) the NYSE Amex (b) the New York Stock Exchange, (c) the Nasdaq Stock Market, or (d) Pink OTC Markets, Inc. (or any successor entity) (including the OTCQX, OTC Bulletin Board, and the Pink Sheets).

Senior Management Compensation

7.
Notwithstanding anything to the contrary contained in the Budget, the Obligors shall not pay the executive officers and senior management of the Obligors, and their respective relatives, affiliates and related parties, total aggregate annual compensation (in all forms) in excess of $120,000.00 in any single calendar year.

Updated Cash Flow Report/Budget

8.
The Obligors shall (a) provide the Lender with an updated Budget, in a form and substance satisfactory to the Lender in its sole and exclusive discretion (including, without limitation, detailed categories of each expense), on or before January 25th, April 25th, and July 25th of each calendar year while this Agreement remains in full force and effect, and (b) on or before February 25th, May 25th, and August 25th of each calendar year while this Agreement remains in full force and effect provide the Lender with a report setting forth the Obligors’ actual income and disbursements compared to those forecasted in such updated Budget for the preceding three (3) month period and the year to date.

Landlord’s Waiver

9.
The Obligors shall use commercially reasonable efforts to obtain a landlord’s waiver in substantially the form attached hereto as Exhibit “E” for the property located at 4125 S. 6000 W., West Valley City, Utah 84128.  The Obligors shall diligently pursue the execution of the landlord’s waiver, and shall regularly copy the Lender on all correspondence between the Obligors and the landlord relating to such waiver.

Warehouse Waivers

10.
The Obligors shall use commercially reasonable efforts to obtain warehouse waivers in the form attached hereto as Exhibit “F” duly executed by the applicable Obligor and each of the owners of the warehouses where the Obligors warehouse their Inventory (as defined in the Security Agreements).  The Obligors shall diligently pursue the execution of the warehouse waivers, and shall regularly copy the Lender on all correspondence between the Obligors and the owners of the warehouses relating to such waivers.

Account Control Agreements

11.
The Obligors represent and warrant to the Lender that prior to the date hereof the Obligors have delivered to the Lender deposit account control agreements from each applicable bank or other depository institution with respect to each of the deposit accounts of the Obligors.  Except for the Control Accounts, the Obligors hereby expressly agree not to open any other bank accounts or escrow accounts without the prior written consent of the Lender, which consent shall not be unreasonably withheld, and, in addition, the Borrower hereby expressly agrees not to allow any other bank accounts or escrow accounts to be opened in the name of any of the other Obligors without the prior written consent of the Lender, which consent shall not be unreasonably withheld, or which, at the time any such new account shall be opened, shall be governed by an account control agreement reasonably acceptable to Lender.

On-Site Inspection(s); Access to Books and Records

12.
The Obligors acknowledge and agree that from and after the date of this Agreement, the Lender may, during normal business hours and upon reasonable prior notice, conduct one or more on-site inspections of the Obligors’ operations at 4125 S. 6000 W., West Valley City, Utah.  In connection therewith, the Obligors agree (a) that such inspection(s) shall be at the sole cost and expense of the Obligors (provided, however, that so long as no Termination Event has occurred, the Obligors shall be responsible for the cost and expense of only one (1) inspection per calendar year), and (b) to reasonably cooperate with such inspection(s) by providing the Lender and its agents with access to the Obligors’ business premises and to the books and records of each of the Obligors during normal business hours and upon reasonable prior notice.

Forbearance by Lender

13.
In consideration of the Obligors’ performance in accordance with this Agreement and the other Forbearance Documents, the Lender shall forbear from enforcing the Lender’s rights and remedies as a result of the Existing Defaults, including the Lender’s right to enforce the Utah Judgment (as defined in the Prior Forbearance Agreement), until the earlier of (a) the occurrence of a Termination Event, or (b) the Termination Date.  Notwithstanding the foregoing, nothing contained in this Agreement or the other

Forbearance Documents shall (i) constitute a waiver by the Lender of any default or Event of Default, whether now existing or hereafter arising (including, without limitation, the Existing Defaults), (ii) prevent the Lender from protecting, preserving, and enforcing its rights and remedies in connection with efforts by creditors of the Obligors to seize assets of the Obligors, including, without limitation, collection efforts by ABS, or (iii) prevent the Lender from protecting, preserving, and enforcing its rights against Katana and/or the assets set forth in Schedule 1 attached to the Prior Forbearance Agreement whether under the Financing Documents, the Utah Judgment, or otherwise.  This Agreement shall only constitute an agreement by the Lender to forbear from enforcing its rights and remedies upon the terms and conditions set forth herein.  The Obligors further acknowledge and agree that any statutes of limitation or repose or similar time limitations on the ability of the Lender to enforce its rights under the Financing Documents, the Utah Judgment, or otherwise, shall all be tolled during the term of this Agreement.

Termination Events

14.	The occurrence of any one or more of the following events shall constitute a termination event (hereinafter, a “Termination Event”) under this Agreement:

a.
The failure of the Borrower to make any of the payments set forth in Paragraph 6 above by the 15th calendar day of the month immediately following the month in which such payment is due, except with respect to payments to be made in Common Stock which shall be made by the 5th calendar day of the month immediately following the month in which delivery of shares of Common Stock is due, it being expressly acknowledged and agreed that TIME IS OF THE ESSENCE;

b.
The failure of the Obligors to promptly, punctually, or faithfully perform or comply with any other term or condition of this Agreement and the other Forbearance Documents as and when due, it being expressly acknowledged and agreed that TIME IS OF THE ESSENCE;

c.	The Obligors or Katana file any appeal or challenge to the Utah Judgment or fail to comply with the terms and conditions thereof;

d.
The determination by the Lender that any warranty or representation made by the Borrower in connection with this Agreement or the other Forbearance Documents was false or misleading in any material respect;

e.
The making of any disbursement by the Obligors (i) to parties or for expenses not set forth the Budget, or (ii) in excess of the amounts permitted to be paid for such expenses as set forth in the Budget, whether by line item or in the aggregate, by greater than fifteen percent (15%);

f.
Notwithstanding anything to the contrary contained in the Budget, the total aggregate annual compensation, including executive perquisites, in all forms and whether paid in cash or in kind, paid to the executive officers and senior management of the Obligors and their respective relatives, affiliates and related parties, exceeds $120,000.00 in any single calendar year, excluding the following, to the extent not requiring cash expenditure: options, stock, or equity-based compensation based on equity securities of the Borrower; the value of employee perquisites offered to employees generally; or other forms of compensation offered to employees generally;

g.
The entry, issuance, or levy against any Obligor, Hawatmeh, and/or IH YA 2011, and/or their respective assets, of any judgment, writ, warrant, attachment or execution or similar process which calls for payment or presents liability, either singly or in the aggregate, in excess of $50,000.00 and such judgment, writ, warrant, attachment or execution or similar process is not paid, waived, stayed, vacated, discharged, settled, satisfied, or fully bonded within thirty (30) calendar days after its entry, issuance, or levy;

h.
The termination of (i) that certain Product License Agreement dated November 1, 2006 (hereinafter, as amended and in effect, the “Playboy Agreement”) entered into by and between Playboy Enterprises International, Inc. and Play Beverages, LLC (hereinafter, “PlayBev”), (ii) that certain Amended and Restated Exclusive Manufacturing, Marketing, and Distribution Agreement dated August 21, 2007 (hereinafter, the “PlayBev Agreement”) entered into by and between Beverage and PlayBev, and/or (iii) any of the manufacturing, marketing, and/or distribution agreements entered into by and between Beverage and various other parties under, in connection with, and/or related to the Playboy Agreement and/or the PlayBev Agreement;

i.
The occurrence of a materially adverse change in or to the collateral granted to the Lender under the Financing Documents, as determined by the Lender in its sole, exclusive, and reasonable discretion;

j.	The occurrence of any default or Event of Default (other than the Existing Defaults) under the Financing Documents, without regard to any grace or cure periods; or

k.	The occurrence of a breach or default by any party (other than the Lender to the extent applicable) under, or the termination of, the ABS Forbearance Agreement and/or the ABS Subordination Agreement.

Rights Upon Occurrence of a Termination Event

15.	Upon the occurrence of any Termination Event:

a.
The Lender’s agreement to forbear as set forth in this Agreement shall automatically terminate and the Lender may immediately commence enforcing its rights and remedies pursuant to this Agreement, the other Forbearance Documents, the Financing Documents, and/or otherwise under applicable law; and

b.	All Obligations shall be immediately due and payable in full, without demand, notice, or protest, all of which are hereby expressly WAIVED; and

c.	Interest shall thereafter accrue on the outstanding principal balance of the Obligations at the default rate(s) of interest, if any, set forth in the Financing Documents.

Costs and Expenses

16.
On or before the date hereof and pursuant to Paragraph 6.b.i above, the Borrower shall pay the Lender $25,000.00 to be applied by the Lender in reduction of the unreimbursed costs, expenses, and costs of collection (including attorneys’ fees and expenses) heretofore or hereafter incurred by the Lender in connection with the protection, preservation, and enforcement by the Lender of its rights and remedies under the Financing Documents, including, without limitation, the negotiation and preparation of this Agreement and the other Forbearance Documents.

17.
The Obligors shall reimburse the Lender on demand for any and all costs, expenses, and costs of collection (including attorneys’ fees and expenses) heretofore or hereafter incurred by the Lender in connection with the protection, preservation, and enforcement by the Lender of its rights and remedies under the Financing Documents, this Agreement, and/or the other Forbearance Documents, including, without limitation, the negotiation and preparation of this Agreement and the other Forbearance Documents.

18.
The Obligors hereby expressly acknowledge and agree that as a result of the occurrence of a Termination Event under Paragraph 16.a of the Prior Forbearance Agreement, the agreement of the Lender set forth in Paragraph 18 thereof to accept $75,000.00 in satisfaction of all unreimbursed costs, expenses, and costs of collection (including attorneys’ fees and expenses) incurred by the Lender through December 29, 2010 became void ab initio and all such costs, expenses, and costs of collection (including attorneys’ fees and expenses) have been automatically reinstated and constitute part of the Obligations secured by all of the collateral granted to the Lender under the Financing Documents or otherwise.

Representations, Warranties, and Covenants

19.
The Obligors hereby represent, warrant, and covenant to the Lender as follows, and acknowledge and agree that the Lender is specifically relying upon these representations, warranties and covenants in entering into this Agreement:

a.
The execution and delivery of this Agreement and the other Forbearance Documents by the Obligors and the performance by the Obligors of their respective obligations and agreements under this Agreement, the other Forbearance Documents, and the Financing Documents are within the authority of the Obligors, have been duly authorized by all necessary corporate or trust proceedings, if applicable, on behalf of the Obligors, and do not and will not contravene any provision of law, statute, rule or regulation to which the Obligors (or any of them) are subject or, if applicable, any of the Obligors’ charter, other organization papers, by-laws, or any stock provision, or any amendment thereof, or of any agreement or other instrument binding upon the Obligors.

b.	This Agreement, the other Forbearance Documents, and the Financing Documents constitute legal, valid, and binding obligations of the Obligors, enforceable in accordance with their respective terms.

c.
No approval or consent of, or filing with, any governmental agency or authority is required to make valid and legally binding the execution, delivery, or performance by the Obligors of this Agreement, the other Forbearance Documents, or any of the Financing Documents.

d.
The Obligors have performed and complied in all material respects with all terms and conditions herein required to be performed or complied with by the Obligors prior to or at the time hereof, and as of the date hereof, no Event of Default has occurred and is continuing under any of the Financing Documents, with the sole exception of the Existing Defaults.

e.
The representations and warranties contained in the Forbearance Documents and the Financing Documents were true and correct in all material respects at and as of the date made and are true and correct as of the date hereof, except to the extent of changes resulting from transactions specifically contemplated or specifically permitted by this Agreement, the other Forbearance Documents, and the Financing Documents, changes which have been disclosed in writing to the Lender on or prior to the date hereof (including the Existing Defaults) and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date.

f.
Except as set forth on Schedule 4.2 of the Global Security Agreement, the Obligors currently have no commercial tort claims (as such term is defined in the Uniform Commercial Code), and the Obligors hereby covenant and agree that in the event the Obligors (or any of them) shall hereafter hold or acquire a commercial tort claim, the Obligors shall immediately notify the Lender of the particulars of such claim in writing and shall grant to the Lender a security interest therein and in the proceeds thereof, upon such terms and documentation as may be reasonably satisfactory to the Lender.

g.
With the exception of the Debentures and outstanding warrants and stock options, no convertible debentures, convertible notes, or other convertible instruments issued by the Borrower are currently in existence, and during the term of this Agreement, the Borrower shall not issue any convertible debentures, convertible notes, or other convertible instruments (excluding employee stock options approved by the Board of Directors of the Borrower) to any party except as set forth under the Financing Documents.

h.
The Obligors have read and understand each of the terms and conditions of this Agreement and the other Forbearance Documents and confirm that they are entering into this Agreement and the other Forbearance Documents freely and voluntarily, without duress, after having had an opportunity for consultation with independent counsel of their own selection, and not in reliance upon any representations, warranties, or agreements made by the Lender and not set forth in this Agreement or the other Forbearance Documents.

i.
Schedule 1 attached to the Prior Forbearance Agreement continues to be an accurate and detailed list of all of the personal property and other assets (tangible and intangible) that were sold, leased, or otherwise transferred by the Obligors to Katana, and no other personal property or other assets have been, or will be in the future, transferred to Katana without the express written consent of the Lender, which consent may be given or withheld in the Lender’s sole and exclusive discretion; provided, however, that the Obligors expressly acknowledge and agree that (i) by entering into this Agreement the Lender has not, and shall not be deemed to have, agreed to the accuracy of the foregoing representation and warranty and shall not be estopped from challenging the same after the occurrence of a Termination Event, and (ii) nothing contained in this Agreement is intended to be, nor shall be construed as, a waiver of any kind concerning the Lender’s ability after the occurrence of a Termination Event to conduct discovery into the personal property assets transferred from the Borrower to Katana as part of the Utah Case, or otherwise, all such rights being expressly reserved by the Lender.

j.
In the event the Borrower gives notice to Katana of a breach of the Equipment Lease by which Katana leases the assets set forth in Schedule 1 attached to the Prior Forbearance Agreement, the Borrower shall promptly notify the Lender of such breach, and deliver a copy of such notice to the Lender.

k.
The Borrower is familiar with Rule 144 of the Securities Act of 1933 (hereinafter, “Rule 144”) and the Borrower, after consultation with its securities counsel, is of the opinion and belief that, provided that the Lender can deliver a customary Rule 144 representation letter which includes a representation that the Lender is not an “Affiliate” for Rule 144 purposes, the shares of Common Stock that may be issued to the Lender pursuant to Paragraph 6 may be resold by the Lender pursuant to Rule 144. The Borrower shall arrange for its counsel, at Borrower’s expense, to provide any legal opinions that may be required to issue shares of Common Stock to the Lender hereunder without restrictive legends pursuant to Rule 144.   If at any time after the date hereof, the Borrower’s position on the availability of Rule 144 changes, the Borrower shall promptly notify the Lender in writing and may no longer make any portion of the payments set forth in Paragraph 6 in shares of Common Stock.

Waivers

20.
Non-Interference.  From and after the occurrence of any Termination Event, the Obligors agree not to interfere with the lawful exercise by the Lender of any of its rights and remedies.  The Obligors further agree that they shall not seek to distrain or otherwise hinder, delay, or impair the Lender’s efforts to realize upon any collateral granted to the Lender or otherwise enforce its rights and remedies pursuant to the Financing Documents, this Agreement, and/or the other Forbearance Documents.  The provisions of this Paragraph shall be specifically enforceable by the Lender.

21.
Automatic Stay.  The Obligors agree that upon the filing of any Petition for Relief by or against either of the Obligors under the United States Bankruptcy Code, the Lender shall be entitled to immediate and complete relief from the automatic stay with respect to the Obligors, and Lender shall be permitted to proceed to protect and enforce its rights and remedies under state law.  The Obligors hereby expressly assent to any motion filed by the Lender seeking relief from the automatic stay.  The Obligors further hereby expressly WAIVE the protections afforded under Section 362 of the United States Bankruptcy Code with respect to the Lender.

22.
Jury Trial. The Obligors and the Lender hereby make the following waiver knowingly, voluntarily, and intentionally, and understand that the other, in entering into this Agreement, is relying on such a waiver:  THE OBLIGORS AND THE LENDER EACH HEREBY IRREVOCABLY WAIVE ANY PRESENT OR FUTURE RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH THE OTHER BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST SUCH PARTY OR IN WHICH SUCH PARTY IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF, OR IS IN RESPECT OF, ANY RELATIONSHIP BETWEEN THE OBLIGORS, OR ANY OTHER PERSON, AND THE LENDER.

Entire Agreement

23.
This Agreement shall be binding upon the Obligors and the Obligors’ respective employees, representatives, successors, and assigns, and shall inure to the benefit of the Lender and the Lender’s successors and assigns.  This Agreement and the other Forbearance Documents incorporate all of the discussions and negotiations between the Obligors and the Lender, either express or implied, concerning the matters included herein and in such other documents, instruments, and agreements, any statute, custom, or usage to the contrary notwithstanding.  No such discussions or negotiations shall limit, modify, or otherwise affect the provisions hereof.  No modification, amendment, or waiver of any provision of this Agreement, or any provision of any other document, instrument, or agreement between the Obligors and the Lender shall be effective unless executed in writing by the party to be charged with such modification, amendment, or waiver, and if such party be the Lender, then by a duly authorized representative thereof.

Construction of Agreement

24.	In connection with the interpretation of this Agreement and the other Forbearance Documents:

a.
All rights and obligations hereunder and thereunder, including matters of construction, validity, and performance, shall be governed by and construed in accordance with the law of the State of New Jersey and are intended to take effect as sealed instruments.

b.	The captions of this Agreement are for convenience purposes only, and shall not be used in construing the intent of the Lender and the Obligors under this Agreement.

c.
In the event of any inconsistency between the provisions of this Agreement and any other document, instrument, or agreement entered into by and between the Lender and the Obligors, the provisions of this Agreement shall govern and control.

d.
The Lender and the Obligors have prepared this Agreement and the other Forbearance Documents with the aid and assistance of their respective counsel.  Accordingly, all of them shall be deemed to have been drafted by the Lender and the Obligors and shall not be construed against either the Lender or the Obligors.

Illegality or Unenforceability

25.
Any determination that any provision or application of this Agreement is invalid, illegal, or unenforceable in any respect, or in any instance, shall not affect the validity, legality, or enforceability of any such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Agreement.

Counterparts

26.
This Agreement may be executed in multiple identical counterparts (including by facsimile or e-mail transmission of an adobe file format document (also known as a PDF file), each of which when duly executed shall be deemed an original, and all of which shall be construed together as one agreement.  This Agreement will not be binding on or constitute evidence of a contract between the parties hereto until such time as a counterpart has been executed by such party and a copy thereof is delivered to each other party to this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Forbearance Agreement has been executed as of the date first set forth above.

YA GLOBAL INVESTMENTS, L.P., f/k/a Cornell Capital Partners, LP By: Yorkville Advisors, LLC, its Investment Manager By: /s/ Troy Rillo duly authorized Name: Troy Rillo Title: Sr. Managing Director	CIRTRAN CORPORATION, a/k/a Cirtran Corp., a Nevada corporation By: /s/ Iehab Hawatmeh duly authorized Name: Iehab Hawatmeh Title: President
RACORE NETWORK, INC., a Utah corporation By: /s/ Iehab Hawatmeh duly authorized Name: Iehab Hawatmeh Title: President
CIRTRAN - ASIA, INC., a Utah corporation By: /s/ Iehab Hawatmeh duly authorized Name: Iehab Hawatmeh Title: President
CIRTRAN BEVERAGE CORP., a Utah corporation By: /s/ Iehab Hawatmeh duly authorized Name: Iehab Hawatmeh Title: President
CIRTRAN MEDIA CORP., a Utah corporation By: /s/ Iehab Hawatmeh duly authorized Name: Iehab Hawatmeh Title: President

[Signature Page to Forbearance Agreement]

CIRTRAN ONLINE CORP., a Utah corporation By: /s/ Iehab Hawatmeh duly authorized Name: Iehab Hawatmeh Title: President
CIRTRAN PRODUCTS CORP., a Utah corporation By: /s/ Iehab Hawatmeh duly authorized Name: Iehab Hawatmeh Title: President
CIRTRAN CORPORATION, a Utah corporation By: /s/ Iehab Hawatmeh duly authorized Name: Iehab Hawatmeh Title: President

[Signature Page to Forbearance Agreement]

Schedule “1”
Financing Documents

(a)
Securities Purchase Agreement dated as of May 26, 2005 (hereinafter, the “5/26/05 SPA”), originally entered into by and between the Borrower and Highgate House Funds, Ltd. (hereinafter, “Highgate”) and thereafter assigned to the Lender;

(b)
Secured Convertible Debenture dated May 26, 2005 (hereinafter, as amended and in effect, the “$3.75MM Debenture”), originally issued by the Borrower to Highgate pursuant to the 5/26/05 SPA in the original principal amount of $3,750,000.00 and thereafter assigned to the Lender;

(c)
Investor Registration Rights Agreement dated as of May 26, 2005 (hereinafter, as amended and in effect, the “5/26/05 IRRA”), originally entered into by and between the Borrower and Highgate and thereafter assigned to the Lender;

(d)	Security Agreement dated as of May 26, 2005 (hereinafter, the “Highgate Security Agreement”), originally entered into by and between the Borrower and Highgate and thereafter assigned to the Lender;

(e)	Securities Purchase Agreement dated as of December 30, 2005 (hereinafter, the “12/30/05 SPA”), entered into by and between the Borrower and the Lender;

(f)
Secured Convertible Debenture dated December 30, 2005 (hereinafter, as amended and in effect, the “First $1.5MM Debenture”), issued by the Borrower to the Lender pursuant to the 12/30/05 SPA in the original principal amount of $1,500,000.00;

(g)	Investor Registration Rights Agreement dated as of December 30, 2005 (hereinafter, as amended and in effect, the “12/30/05 IRRA”), entered into by and between the Borrower and the Lender;

(h)	Warrant dated December 30, 2005, executed and delivered to the Lender by the Borrower granting the Lender the right to purchase 10,000,000 shares of the Borrower’s common stock;

(i)	Securities Purchase Agreement dated as of August 23, 2006 (hereinafter, the “8/23/06 SPA”), entered into by and between the Borrower and the Lender;

(j)
Secured Convertible Debenture dated August 23, 2006 (hereinafter, as amended and in effect, the “Second $1.5MM Debenture”, and together with the $3.75MM Debenture and the First $1.5MM Debenture, collectively, the “Debentures”), issued by the Borrower to the Lender pursuant to the 8/23/06 SPA in the original principal amount of $1,500,000.00;

(k)
Amended and Restated Investor Registration Rights Agreement dated as of August 23, 2006 (hereinafter, as amended and in effect, the “8/23/06 IRRA”, and together with the 5/26/05 IRRA and the 12/30/05 IRRA, collectively, the “IRRAs”), entered into by and between the Borrower and the Lender;

(l)	Warrant dated August 23, 2006, executed and delivered to the Lender by the Borrower granting the Lender the right to purchase 15,000,000 shares of the Borrower’s common stock, as amended;

(m)	Amended and Restated Security Agreement dated as of August 23, 2006 (hereinafter, as amended and in effect, the “YA Security Agreement”), entered into by and between the Borrower and the Lender;

(n)	Amendment to Debenture and Investor Registration Rights Agreement dated as of October 30, 2006, entered into by and between the Borrower and the Lender;

(o)	Agreement dated as of December 31, 2007, entered into by and among the Borrower, Highgate, and the Lender;

(p)	Agreement dated as of October 13, 2008, entered into by and among the Borrower, Highgate, and the Lender;

(q)
Global Guaranty Agreement dated as of August 11, 2009 (hereinafter, as amended and in effect, the “Global Guaranty”), executed and delivered by the Borrower, Racore, Asia, Beverage, Media, Online, and Products to the Lender, and thereafter joined by Cirtran Sub, pursuant to which such parties each unconditionally guaranteed the due payment and performance of all of each of such parties’ obligations to the Lender;

(r)
Global Security Agreement dated as of August 11, 2009 (hereinafter, as amended and in effect, the “Global Security Agreement”, and together with the YA Security Agreement and the Highgate Security Agreement, collectively, the “Security Agreements”), entered into by and among the Borrower, Racore, Asia, Beverage, Media, Online, Products, and the Lender, and thereafter joined by Cirtran Sub;

(s)	Amended and Restated Forbearance Agreement and Amendment dated January 24, 2011 (hereinafter, the “Prior Forbearance Agreement”), entered into by and between the Obligors and the Lender;

(t)
Guaranty Agreement dated as of January 24, 2011, executed and delivered by Iehab Hawatmeh (hereinafter, “Hawatmeh”) to the Lender, pursuant to which Hawatmeh guaranteed the due payment and performance of all of the Guaranty Obligations (as defined therein), subject to the terms and conditions set forth therein;

(u)	Pledge Agreement dated as of January 24, 2011, entered into by and between Hawatmeh and the Lender;

(v)
Final Judgment and Order (By Confession) entered in the Utah Case (as defined in the Prior Forbearance Agreement) on February 23, 2011 by Hon. Paul G. Maughan, Third Judicial District Court Judge for the Utah Court (as defined in the Prior Forbearance Agreement);

(w)	Order and Writ of Replevin entered in the Utah Case on February 23, 2011 by Hon. Paul G. Maughan, Third Judicial District Court Judge for the Utah Court;

(x)	Pledge and Security Agreement dated as of March 11, 2011, entered into by and between Hawatmeh and the Lender; and

(y)	Pledge and Security Agreement dated as of March 11, 2011, entered into by and between IH YA 2011, LLC (hereinafter, “IH YA 2011”) and the Lender.

Schedule “2”
Excess Cash Flow Payments

(a)	$50,000.00 on March 30, 2012;

(b)	$25,000.00 on April 15, 2012;

(c)	$25,000.00 on May 15, 2012;

(d)	$25,000.00 on June 15, 2012;

(e)	$25,000.00 on August 15, 2012;

(f)	$25,000.00 on September 15, 2012; and

(g)	The aggregate of the unpaid portions, if any, of the foregoing payments on October 15, 2012 and the fifteenth (15th) day of each month thereafter until paid in full.

Exhibit “A”
Form ABS Subordination Agreement

A-1

Exhibit “B”
Form Ratification Agreement and Amendment (Hawatmeh)

RATIFICATION AGREEMENT AND AMENDMENT

This RATIFICATION AGREEMENT AND AMENDMENT (this “Agreement”) is made as of March 1, 2012 by and between IEHAB HAWATMEH, an individual residing in the State of Utah (“Hawatmeh”), and YA GLOBAL INVESTMENTS, L.P., a Cayman Island exempt limited partnership (the “Secured Party”) in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

W I T N E S S E T H

WHEREAS, on January 24, 2011, the Secured Party entered into a certain Amended and Restated Forbearance Agreement and Amendment (the “Prior Forbearance Agreement”) with Cirtran Corporation, a Nevada corporation (the “Borrower”), and the Borrower’s subsidiaries Racore Network, Inc., Cirtran - Asia, Inc., Cirtran Beverage Corp., Cirtran Media Corp., Cirtran Online Corp., Cirtran Products Corp., and Cirtran Corporation, each a Utah corporation (collectively, together with the Borrower, the “Obligors”);

WHEREAS, pursuant to the terms and conditions of the Prior Forbearance Agreement, Hawatmeh and the Secured Party entered into the following (collectively, the “Hawatmeh Agreements”): (i) that certain Guaranty Agreement dated as of January 24, 2011 (the “Guaranty”), pursuant to which, and subject to the terms and conditions thereof, Hawatmeh unconditionally, absolutely, and irrevocably guaranteed the full and payment and prompt performance of all of the Obligations (as defined in the Guaranty); (ii) that certain Pledge Agreement dated as of January 24, 2011 (the “1st Pledge Agreement”), pursuant to which Hawatmeh pledged to, and granted the Secured Party a first priority security interest in, the Pledged Collateral (as defined in the 1st Pledge Agreement) to secure the Obligations (as defined in the 1st Pledge Agreement); and (iii) that certain Pledge and Security Agreement dated as of March 11, 2011 (the “2nd Pledge Agreement”), pursuant to which Hawatmeh assigned and pledged to the Secured Party, and granted the Secured Party a continuing security interest in and to and a Lien upon, all of Hawatmeh’s right, title and interest in the Collateral to secure the Secured Obligations;

WHEREAS, prior to the date hereof, a Termination Event (as defined in the Prior Forbearance Agreement) occurred under the Prior Forbearance Agreement and as a result thereof the Secured Party’s agreement to forbear from exercising its rights and remedies under the Financing Documents (as defined in the Prior Forbearance Agreement) and applicable law with respect to the Obligors terminated;

WHEREAS, the Obligors and the Secured Party have entered into a Forbearance Agreement and Amendment of even date herewith (the “New Forbearance Agreement”);

WHEREAS, it is a condition precedent to the Secured Party’s agreement to forbear under the New Forbearance Agreement that Hawatmeh amend the Guaranty, ratify the terms and conditions of the Hawatmeh Agreements and confirm that the Guaranty is of, and that the Pledged Collateral and the Collateral secure, all Obligations (as defined in the New Forbearance Agreement);

WHEREAS, Hawatmeh will directly benefit from the New Forbearance Agreement and from the financial accommodations made by the Secured Party to the Obligors pursuant to the New Forbearance Agreement and the other Forbearance Documents (as defined in the New Forbearance Agreement); and

WHEREAS, Hawatmeh and the Secured Party desire to enter into this Agreement to set forth their respective understanding with respect to the effectiveness of the Hawatmeh Agreements and the obligations guaranteed and/or secured thereby.

NOW, THEREFORE, it is hereby agreed by and between Hawatmeh and the Secured Party, as follows:

1. Definitions. Unless otherwise defined herein, all capitalized terms used herein shall have the meaning set forth in the 2nd Pledge Agreement.

2. Amendments to Guaranty.  Hawatmeh and the Secured Party agree that the Guaranty is hereby amended as follows:

(a)	By deleting subsection 3(a)(ii)(6) in its entirety and inserting the following in its place:

“   (6) notwithstanding anything to the contrary contained in the Budget, the total aggregate annual compensation, including executive perquisites, in all forms and whether paid in cash or in kind, paid to the executive officers and senior management of the Obligors and their respective relatives, affiliates and related parties, exceeds $120,000.00 in any single calendar year, excluding the following, to the extent not requiring cash expenditure: options, stock, or equity-based compensation based on equity securities of the Borrower; the value of employee perquisites offered to employees generally; or other forms of compensation offered to employees generally;”

(b)	By inserting the following subsection 3(a)(ii)(12) immediately following subsection 3(a)(ii)(11) thereof:

“   (12) the Borrower and/or any of the other Obligors opens, or allows to be opened, any bank accounts or escrow accounts other than those subject to account control agreements in favor of the Secured Party without the prior written consent of the Secured Party, which consent shall not be unreasonably withheld, or which, at the time any such account shall be opened, shall be governed by an account control agreement reasonably acceptable to the Secured Party;”

3.	Ratification of Hawatmeh Agreements.

(a) Hawatmeh hereby ratifies and confirms all and singular the terms and conditions of, and all the warranties and representations (other than representations, warranties and other statements that relate solely to an earlier date) set forth in the Hawatmeh Agreements, as amended hereby, and further acknowledges and agrees that the Hawatmeh Agreements, as amended hereby, remain in full force and effect against Hawatmeh without set-off, counterclaim, or defense, in each case, if and to the extent applicable, as may be amended or supplemented and in effect as of the date hereof.

(b) Hawatmeh further acknowledges and agrees that nothing contained in the New Forbearance Agreement shall amend, modify, or otherwise alter the obligations and liabilities of Hawatmeh to the Secured Party pursuant to the Hawatmeh Agreements.

           4. Waiver of Claims.  Hawatmeh hereby acknowledges and agrees that it has no offsets, defenses, claims, or counterclaims against the Secured Party, its general partner, and its investment manager, and each of their respective agents, servants, attorneys, advisors, officers, directors, employees, affiliates, representatives, investors, partners, members, managers, predecessors, successors, and assigns (collectively, the “Released Parties”) with respect to the Hawatmeh Agreements, the obligations guaranteed and/or secured thereby, or otherwise, and that if it now has, or ever did have, any offsets, defenses, claims, or counterclaims against the Released Parties, or any one of them, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this Agreement, all of them are hereby expressly WAIVED and Hawatmeh hereby RELEASES the Released Parties from any liability therefor.

5.	Miscellaneous.

(a) Hawatmeh has read and understands each of the terms and conditions of this Agreement, the New Forbearance Agreement, and the other Forbearance Documents and confirms that it is entering into this Agreement freely and voluntarily, without duress, after having had an opportunity for consultation with independent counsel of its own selection, and not in reliance upon any representations, warranties, or agreements made by the Secured Party and not set forth in this Agreement, the New Forbearance Agreement, or the other Forbearance Documents.

(b) This Agreement may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered, each shall be an original, and all of which together shall constitute one instrument.

(c) This Agreement expresses the entire understanding of the parties with respect to the matters set forth herein and supersedes all prior discussions or negotiations hereon.

(d) Any determination that any provision of this Agreement or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Agreement.

(e) This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and their respective successors and assigns, provided, however, that Hawatmeh may not assign any of his rights, obligations, or interests hereunder or under the Hawatmeh Agreements without the prior written consent of the Secured Party.

(f) Notwithstanding anything to the contrary herein contained, Hawatmeh, at Hawatmeh’s sole cost and expense, shall execute such additional documents and undertake such additional actions as the Secured Party may reasonably request in order to more fully confirm, vest and perfect the Secured Party’s security interest in the Pledged Collateral which is the subject of the 1st Pledge Agreement and/or the Secured Party’s security interest in and to and Lien upon the Collateral which is the subject of the 2nd Pledge Agreement.

[remainder of page left intentionally blank – signature page follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized representatives as of the day and year first above written.

PLEDGOR:	IH YA 2011, LLC
a Delaware limited liability company /s/ Iehab J. Hawatmeh By: Iehab J. Hawatmeh, Manager

SECURED PARTY:	YA GLOBAL INVESTMENTS, L.P.
a Cayman Island exempt limited partnership By: Yorkville Advisors, LLC, its Investment Manager By: /s/ Troy Rillo Name: Troy Rillo Title: Senior Managing Director

[Signature Page to Ratification Agreement]

Exhibit “C”
Form Ratification Agreement (IH YA 2011)

RATIFICATION AGREEMENT

This RATIFICATION AGREEMENT (this “Agreement”) is made as of March 1, 2012 by and between IH YA 2011, LLC, a Delaware limited liability company (the “Pledgor”), and YA GLOBAL INVESTMENTS, L.P., a Cayman Island exempt limited partnership (the “Secured Party”) in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

W I T N E S S E T H

WHEREAS, on January 24, 2011, the Secured Party entered into a certain Amended and Restated Forbearance Agreement and Amendment (the “Prior Forbearance Agreement”) with Cirtran Corporation, a Nevada corporation (the “Borrower”), and the Borrower’s subsidiaries Racore Network, Inc., Cirtran - Asia, Inc., Cirtran Beverage Corp., Cirtran Media Corp., Cirtran Online Corp., Cirtran Products Corp., and Cirtran Corporation, each a Utah corporation (collectively, together with the Borrower, the “Obligors”);

WHEREAS, pursuant to the terms and conditions of the Prior Forbearance Agreement, the Pledgor and the Secured Party entered into that certain Pledge and Security Agreement dated as of March 11, 2011 (the “Pledge Agreement”), pursuant to which the Pledgor assigned and pledged to the Secured Party, and granted the Secured Party a continuing security interest in and to and a Lien upon, all of the Pledgor’s right, title and interest in the Collateral to secure the Secured Obligations;

WHEREAS, prior to the date hereof, a Termination Event (as defined in the Prior Forbearance Agreement) occurred under the Prior Forbearance Agreement and as a result thereof the Secured Party’s agreement to forbear from exercising its rights and remedies under the Financing Documents (as defined in the Prior Forbearance Agreement) and applicable law with respect to the Obligors terminated;

WHEREAS, the Obligors and the Secured Party have entered into a Forbearance Agreement and Amendment of even date herewith (the “New Forbearance Agreement”);

WHEREAS, it is a condition precedent to the Secured Party’s agreement to forbear under the New Forbearance Agreement that the Pledgor ratify the terms and conditions of the Pledge Agreement and confirm that the Collateral secures all Obligations (as defined in the New Forbearance Agreement);

WHEREAS, the Pledgor will directly benefit from the New Forbearance Agreement and from the financial accommodations made by the Secured Party to the Obligors pursuant to the New Forbearance Agreement and the other Forbearance Documents (as defined in the New Forbearance Agreement); and

WHEREAS, the Pledgor and the Secured Party desire to enter into this Agreement to set forth their respective understanding with respect to the effectiveness of the Pledge Agreement and the obligations secured thereby.

NOW, THEREFORE, it is hereby agreed by and between the Pledgor and the Secured Party, as follows:

1. Definitions. Unless otherwise defined herein, all capitalized terms used herein shall have the meaning set forth in the Pledge Agreement.

2. Ratification of Pledge Agreement.

(a) The Pledgor hereby ratifies and confirms all and singular the terms and conditions of, and all the warranties and representations (other than representations, warranties and other statements that relate solely to an earlier date) set forth in the Pledge Agreement, and further acknowledges and agrees that the Pledge Agreement remains in full force and effect against the Pledgor without set-off, counterclaim, or defense, in each case, if and to the extent applicable, as may be amended or supplemented and in effect as of the date hereof.

(b) The Pledgor further acknowledges and agrees that nothing contained in the New Forbearance Agreement shall amend, modify, or otherwise alter the obligations and liabilities of the Pledgor to the Secured Party pursuant to the Pledge Agreement.

3. Waiver of Claims.  The Pledgor hereby acknowledges and agrees that it has no offsets, defenses, claims, or counterclaims against the Secured Party, its general partner, and its investment manager, and each of their respective agents, servants, attorneys, advisors, officers, directors, employees, affiliates, representatives, investors, partners, members, managers, predecessors, successors, and assigns (collectively, the “Released Parties”) with respect to the Pledge Agreement, the obligations secured thereby, or otherwise, and that if it now has, or ever did have, any offsets, defenses, claims, or counterclaims against the Released Parties, or any one of them, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this Agreement, all of them are hereby expressly WAIVED and the Pledgor hereby RELEASES the Released Parties from any liability therefor.

4. Miscellaneous.

(a) The Pledgor has read and understands each of the terms and conditions of this Agreement, the New Forbearance Agreement, and the other Forbearance Documents and confirms that it is entering into this Agreement freely and voluntarily, without duress, after having had an opportunity for consultation with independent counsel of its own selection, and not in reliance upon any representations, warranties, or agreements made by the Secured Party and not set forth in this Agreement, the New Forbearance Agreement, or the other Forbearance Documents.

(b) This Agreement may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered, each shall be an original, and all of which together shall constitute one instrument.

(c) This Agreement expresses the entire understanding of the parties with respect to the matters set forth herein and supersedes all prior discussions or negotiations hereon.

(d) Any determination that any provision of this Agreement or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Agreement.

(e) This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and their respective successors and assigns, provided, however, that the Pledgor may not assign any of its rights, obligations, or interests hereunder or under the Pledge Agreement without the prior written consent of the Secured Party.

(f) Notwithstanding anything to the contrary herein contained, the Pledgor, at the Pledgor’s sole cost and expense, shall execute such additional documents and undertake such additional actions as the Secured Party may reasonably request in order to more fully confirm, vest and perfect the Secured Party’s security interest in and to and Lien upon the Collateral which is the subject of the Pledge Agreement.

[remainder of page left intentionally blank – signature page follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized representatives as of the day and year first above written.

PLEDGOR:	IH YA 2011, LLC
a Delaware limited liability company /s/ Iehab J. Hawatmeh By: Iehab J. Hawatmeh, Manager

SECURED PARTY:	YA GLOBAL INVESTMENTS, L.P.
a Cayman Island exempt limited partnership By: Yorkville Advisors, LLC, its Investment Manager By: /s/ Troy Rillo Name: Troy Rillo Title: Senior Managing Director

[Signature Page to Ratification Agreement]

Exhibit “D”
Form Perfection Certificate

PERFECTION CERTIFICATE

Obligor, represents and warrants that the following information is true, accurate and complete.

1.	NAME OF THE OBLIGOR.

a.           The exact corporate or other entity name of Obligor as it appears in its current Articles or Certificate of Incorporation is as set forth in column (a) of the table below.

b.           The federal employer identification number and state identification number of Obligor is as set forth in columns (b) and (c) respectively of the table below.

c.           The legal status and jurisdiction of incorporation or organization of Obligor is as set forth in column (d) of the table below.  Obligor is in good standing under the laws of the jurisdiction of its incorporation or organization.

d.           All other names (including fictitious names, d/b/a's, trade names or similar names) currently used by Obligor or used within the past 12 years, together with the periods of use, are listed as set forth in column (e) of the table below:

(a)	(b)	(c)	(d)	(e)

e.           Obligor has the following subsidiaries:

f.           The following are the names and addresses of all entities from whom Obligor has acquired any personal property in a transaction not in the ordinary course of business during the past six years, together with the date of such acquisition and the type of personal property acquired (e.g., equipment, inventory, etc.):

2.           LOCATIONS OF OBLIGOR.

a.           The table below sets forth the following addresses:

(a)           denotes the present location of the chief executive offices of Obligor.

(b)           denotes the location of the chief executive offices of Obligor during the past six years.

(c)           denotes all locations where Obligor maintains any books or records relating to any of its Accounts.

(d)           denotes all locations where Obligor maintains any Collateral.

(e)           denotes all locations where Obligor owns, leases, or occupies any Real Property (indicate whether property is owned or leased; and, if leased, indicate name, mailing address and phone number of the applicable landlord).

Item	Complete Street and Mailing Address, including County and Zip Code
(a) - (e)

b.           The following are the names and addresses of all warehousemen or bailees who have possession of any of the Inventory of Obligor:

c.           The following lists places in which Goods purchased by Obligor might in the ordinary course be located, even temporarily for purposes of transshipment, after title thereto has passed to Obligor:

d.           The following lists third party at which Obligor maintains records on servers or other electronic equipment and provides the names and address of such third parties:

3.	TYPES OF COLLATERAL

a.           Obligor owns the following kinds of assets. (If the answer is “Yes” to any of the following questions, attach a schedule describing each such asset owned by Obligor.)

Copyrights or copyright applications registered with the U.S. Copyright Office	Yes ☐ No ☐
Software registered with the U.S. Copyright Office	Yes ☐ No ☐
Software not registered with the U.S. Copyright Office	Yes ☐ No ☐
Patents and patent applications	Yes ☐ No ☐
Trademarks or trademark applications (including any service marks, collective marks and certification marks)	Yes ☐ No ☐
Other Intellectual Property (other than as listed above) we have a URL, which is commonly thought of as IP	Yes ☐ No ☐
Licenses to use trademarks, patents, copyrights and other Intellectual Property of others	Yes ☐ No ☐
Franchise, marketing agreements or similar agreements	Yes ☐ No ☐
Stocks, Bonds or other Investment Property	Yes ☐ No ☐
Promissory notes, or other Instruments or evidence of indebtedness:	Yes ☐ No ☐
Leases of equipment, security agreements naming such person as secured party, or other Chattel Paper	Yes ☐ No ☐
Aircraft	Yes ☐ No ☐
Vessels, Boats or Ships	Yes ☐ No ☐
Railroad Rolling Stock	Yes ☐ No ☐
Motor Vehicles	Yes ☐ No ☐
Crops or Minerals	Yes ☐ No ☐

b.           The following are all governmental permits and licenses held by Obligor:

c.           The following are all banks or savings institutions at which Obligor maintains Deposit Accounts:

4.	OFFICERS AND DIRECTORS OF OBLIGOR

The following are the names and titles of the officers and directors of Obligor.

Office/Title	Name of Officer

Prompt written notice will be given to Lender of any change or amendment with respect to any of the foregoing.  Lender is authorized to contact the companies or individuals listed above.

5.	OTHER ITEMS

a.           Obligor is qualified and in good standing as a foreign corporation or other entity in the jurisdictions set forth below:

b.           Obligor’s total authorized and outstanding shares of Common Stock (or other equity securities) is as set forth below:

Class of Units	Authorized	Outstanding

c.           Obligor owns stock or other equity interests of the following corporations (indicate whether shares constitute entire outstanding stock, majority interest, or controlling interest):

Name of Subsidiary Corporation	Address	No. of Shares & Interest	Type of Operation

d.           A list of each other person or entity in which Obligor has an investment or other interest in, or any outstanding loan or advance to, (including any officer, director or shareholder of Obligor) is set forth below:

e.           Are Obligor’s accounts receivables payable by the United States Government, a foreign government, or any department or agency thereof?  If so, please state the aggregate amount thereof and the percentage that those accounts receivables are of all of such Obligor’s accounts receivables, in each case as of a recent, specified date.

f.           Is any of Obligor’s inventory subject to a claim under any contract with the United States Government, a foreign government, or any department or agency thereof that title to such inventory has vested in such person by virtue of progress payments?  If so, please state the aggregate amount thereof and the percentage that such inventory is of all of such inventory, in each case as of a recent, specified date.

IN WITNESS WHEREOF, the undersigned has caused this Perfection Certificate to be executed under seal as of this ___ day of ________________.

___________________________________                                                                                                           By___________________________________
Name of Witness: ____________________

Exhibit “E”
Form Landlord’s Waiver

COLLATERAL ACCESS AGREEMENT

(LANDLORD)

_____________________, a [State] [entity type] with offices at _________________, _____________ (the “Landlord”) owns real property located at ____________________________ (the “Leased Premises”), which real property the Landlord leases, pursuant to that certain [title of lease] dated [date] (the “Lease”), to Cirtran Corporation, a Nevada corporation (the “Company”) and/or one or more of the entities listed on Exhibit A attached hereto and made a part hereof (together with the Company, collectively, the “Tenants”) each with its principal executive offices located at the Leased Premises.  The Tenants are either party to or have guaranteed a financing arrangement by and between the Company and YA GLOBAL INVESTMENTS, L.P., a Cayman Island exempt limited partnership having an office at 101 Hudson Street, Suite 3700, Jersey City, New Jersey 07302 (the “Lender”), pursuant to which the Lender provides credit to and for the benefit of the Company and/or the other Tenants which will be secured by all or certain of the Company’s and other Tenants’ present and after acquired assets (the “Collateral”) including, among other things, the equipment and inventory located upon the Leased Premises.  In order to induce the Lender to continue to maintain that credit facility with the Company and the other Tenants, the Landlord hereby represents, warrants, covenants and agrees as follows:

1.	None of the Tenants are in default under the terms of the Lease.

2.
The Landlord acknowledges and agrees that  the inventory and equipment, or any other Collateral of any of the Tenants located on the Leased Premises shall remain personal property regardless of whether or not any of the inventory, equipment or other Collateral becomes so related to the Leased Premises that an interest therein arises under real estate law, and hereby waives any statutory or other lien or interest of the Landlord against or in the inventory, equipment or any other Collateral of any of the Tenants located on the Leased Premises.

3.
The Landlord consents to any right of possession of the Leased Premises that any of the Tenants may now or hereafter grant to the Lender.  In addition, notwithstanding any cancellation or termination of the Lease, action to evict any of the Tenants, or repossession of  the Leased Premises, the Landlord grants the Lender the right to possess, occupy and use the Leased Premises for purposes of holding, processing, manufacturing, selling, using, storing, liquidating, realizing upon or otherwise disposing of the Collateral, and for related and incidental purposes, for up to 105 days from the date of notice given to the Lender pursuant to Section 4(b) or (c) hereof.  Any extensions of the foregoing period shall be with the written consent of Landlord and at the same rate; except that Lender’s right to occupy the Leased Premises pursuant to the foregoing shall be automatically extended, at Lender’s request and subject to payment of the Rent (as defined in Section 5 below), for any period Lender is prohibited from exercising its rights to remove the Collateral due to imposition of the automatic stay under the Federal Bankruptcy Code.

4.
The Landlord agrees to give the Lender notice (a) of any breach of the Lease by any of the Tenants, at the same time as the Landlord shall give notice of such breach to such Tenants; (b) of any legal action which the Landlord may commence to evict any of the Tenants from the Leased Premises or to terminate or limit such Tenant’s right to use, possess or lease the Leased Premises, promptly upon the commencement of any such action; (c) of any cancellation or termination of the Lease, at least 30 days before such cancellation, stating the grounds for cancellation or termination; and (d) of any change in the ownership of the Leased Premises and the name and address of each new owner of the Leased Premises, at least 30 days before any such change in ownership.  The Landlord further agrees that the Lender shall have the right, but not the obligation, to cure any breach of the Lease by any of the Tenants and that the Landlord shall accept the Lender’s tender of payment or performance as a cure for such breach.  All notices to the Lender shall be deemed given when received by the Lender at:

YA Global Investments, L.P.
101 Hudson Street, Suite 3700
Jersey City, New Jersey 07302
Attention:  Troy J. Rillo, Esquire

with a copy to:

Douglas K. Clarke, Esquire
Riemer & Braunstein LLP
3 Center Plaza
Boston, Massachusetts 02108

5.
If the Lender takes possession of or occupies the Leased Premises at any time, the Lender shall pay the Landlord Rent for the period during which the Lender has possession of or occupies the Leased Premises.  In no event, however, shall the Lender be obligated to pay Rent for any period prior to the Lender taking possession of the Leased Premises, or to the extent any of the Tenants has paid Rent for such period.  For the purposes of this Section 5, “Rent” means the amount of base rent (specifically excluding any percentage rent) currently then in effect that such Tenant pays to the Landlord under the Lease, prorated for the period the Lender occupies the Leased Premises.  The Lender shall repair any damage caused by the Lender to the Leased Premises that occurs during its occupancy or possession of the Leased Premises.

6.
This Collateral Access Agreement shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of New Jersey.  This Collateral Access Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.  No failure on the part of the Lender to exercise, and no delay in exercising any right, power or remedy hereunder shall operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any right, power or remedy hereunder preclude any other or further exercise of such right, power or remedy or the exercise of any other right, power or remedy.  This Collateral Access Agreement expresses completely, exclusively and finally all the agreements, conditions and covenants of the parties and does not need evidence (written or oral) of prior, contemporaneous or subsequent statements or representations (express or implied) to reflect the intentions of the parties.  This Collateral Access Agreement may not be supplemented or modified except in writing.  This Collateral Access Agreement inures to the benefit of the Lender and binds the Landlord, and their respective successors and assigns. The Landlord will notify any successor or assign of the terms of this Collateral Access Agreement.  This Collateral Access Agreement does not imply a commitment to lend and shall be binding as long as any credit facility remains outstanding, or any obligations of the Tenants to the Lender remain outstanding or are subject to being set aside, recovered, rescinded or required to be returned for any reason. THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR PERTAINING TO THIS DISCLAIMER AND CONSENT.

[Signature pages follow]

Dated this the ___ day of __________, 20__.

[LANDLORD]

By:_______________________
Name:____________________
Title:_____________________

Acknowledged and Agreed to by the Lender:

YA GLOBAL INVESTMENTS, L.P.,

a Cayman Island exempt limited partnership

By:____________________________
Name:__________________________
Title:__________________________

Acknowledged and Agreed to by the Tenants:

Cirtran Corporation, a Nevada corporation By:____________________________ Name:__________________________ Title:__________________________	Cirtran Media Corp., a Utah corporation By:____________________________ Name:__________________________ Title:__________________________
Racore Network, Inc., a Utah corporation By:____________________________ Name:__________________________ Title:__________________________	Cirtran Online Corp., a Utah corporation By:____________________________ Name:__________________________ Title:__________________________
Cirtran – Asia, Inc., a Utah corporation By:____________________________ Name:__________________________ Title:__________________________	Cirtran Products Corp., a Utah corporation By:____________________________ Name:__________________________ Title:__________________________
Cirtran Beverage Corp., a Utah corporation By:____________________________ Name:__________________________ Title:__________________________	After Bev Group LLC, a California limited liability company By:____________________________ Name:__________________________ Title:__________________________
Cirtran Corporation, a Utah corporation By:____________________________ Name:__________________________ Title:__________________________	Racore Technology Corp., a Utah corporation By:____________________________ Name:__________________________ Title:__________________________

EXHIBIT A

Racore Network, Inc., a Utah corporation
Cirtran – Asia, Inc., a Utah corporation
Cirtran Beverage Corp., a Utah corporation
Cirtran Media Corp., a Utah corporation
Cirtran Online Corp., a Utah corporation
Cirtran Products Corp., a Utah corporation
After Bev Group LLC, a California limited liability company
Racore Technology Corp., a Utah corporation
Cirtran Corporation, a Utah corporation

Exhibit “F”
Form Warehouse Waiver

WAREHOUSE WAIVER

________ __, 20__

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ____________________, a ______________________ with offices at ____________________________ (the “Warehouse”), executes this waiver in favor of YA Global Investments, L.P. (the “Lender”), a Cayman Islands exempt limited partnership with offices at 101 Hudson Street, Suite 3700, Jersey City, New Jersey 07302.

1.
The Lender maintains financing arrangements with _______________________ (the “Obligor”), a _________________________ with a principal place of business at 4125 S. 6000 W., West Valley City, Utah 84128 pursuant to which the Lender is providing financial accommodations to the Obligor in reliance on certain assets of the Obligor.

2.	The Warehouse represents that it is the owner or lessee of certain premises (the “Premises”) known and numbered as ____________________________.

3.
The Warehouse represents that goods of the Obligor are stored on the Premises, and that the Obligor is not in default under the terms of its agreement with the Warehouse pursuant to which the Warehouse has the care, custody, and/or control of the Obligor’s goods.

4.
The Warehouse has been advised that the Lender has been granted a security interest by the Obligor in and to the Obligor’s inventory and other property (collectively, the “Collateral”), certain of which Collateral presently is located, or may at any time hereafter be located, in, at, or upon the Premises.

5.
Subject to the payments set forth in Section 8 below, the Warehouse hereby waives and releases in favor of the Lender: (a) any and all rights of distraint, levy, and execution which the Warehouse may now or hereafter have against the Collateral; (b) any and all statutory liens, security interest, or other lien which the Warehouse may now or hereafter have in the Collateral; and (c) any and all other interest or claims of every nature whatsoever which the Warehouse may now or hereafter have in or against the Collateral for any rent, storage charge, warehouse fees, or other sums due, or to be become due, to the Warehouse by the Obligor.  Subject to the payments set forth in Section 8 below, the Warehouse agrees not to exercise any rights which the Warehouse may have with respect to the Collateral, unless and until the Warehouse receives written notice from a representative of the Lender that the Obligor’s liabilities to the Lender have been paid in full, and that the commitments of the Lender to make loans or advances to the Obligor have terminated.

6.
Subject to the payments set forth in Section 8 below, until the Warehouse receives written notice from an officer of the Lender that all liabilities of the Obligor to the Lender have been paid in full and the commitments of the Lender to make loans or advances to the Obligor have terminated, the Warehouse:

a.	Shall not interfere with any enforcement by the Lender of the Lender’s rights in and to the Collateral.

b.	Shall not require the Lender to produce any warehouse receipts which may have been furnished with respect to the Collateral in order to take possession of the Collateral.

c.
Shall permit the Lender access to the Premises in order to exercise the Lender’s rights, and shall not interfere with the removal or the sale of the Collateral from the Premises by or on behalf of the Lender, provided, however the Lender, at the Lender’s expense, promptly shall repair any physical damage to the Premises actually caused by such removal or sale, but shall not be liable for any diminution in value of the Premises caused by the removal or absence of the Collateral.  In connection with the sale of the Collateral from the Premises, the Warehouse shall afford the Lender or its agent or nominee access to the Premises for a period of up to one hundred twenty (120) days to complete the sale of the Collateral.

d.
Shall in provide the Lender with written notice (with reasonable particularity) of any breach or default by the Obligor under any agreement pursuant to which the Warehouse has the care, custody, and/or control of any of the Collateral, as and when such notice is forwarded to the Obligor.

e.
Shall not terminate, with or without cause, any agreement pursuant to which the Warehouse has the care, custody, and/or control of any Collateral except upon prior written notice (with reasonable particularity) to the Lender.  If the Obligor is in default of such agreement, the Warehouse shall accept any cure proffered by the Lender of the basis on which such agreement would otherwise be terminated provided that such cure is made not more than thirty (30) days after the Lender’s receipt of such written notice of such default.

f.	Shall not issue any negotiable warehouse receipts with respect to any inventory and/or other property of the Obligor of which the Warehouse has the care, custody, and/or control.

g.
Shall, in the event that the Warehouse comes into possession of any cash, checks, or other proceeds of the Collateral, hold the same in trust for the benefit of the Obligor and the Lender.  The Warehouse shall not deposit any such proceeds into any operating or other deposit account which the Warehouse may maintain with any bank or similar depository institution.  All such proceeds shall be delivered to the Obligor, or to the Lender as the Lender may instruct, and shall not be applied against, nor offset in reduction of any amounts which the Obligor may owe to the Warehouse.

7.
Until the Warehouse receives written notification from Lender to the contrary, the Warehouse is authorized by the signature of the Obligor below, to accept instructions with respect to the Collateral from the Obligor.  Upon the receipt of written notice from the Lender and until such notice is rescinded by the Lender, the Warehouse shall only honor any and all instructions from the Lender with respect to the Collateral, including, any direction from the Lender to dispose of all or any portion of the Collateral at any time, without any further consent or instruction from the Obligor.

8.
In the event the Lender determines to exercise its rights hereunder, the Lender shall, to the extent not paid or prepaid by the Obligor (a) pay past due charges, if any, owed to the Warehouse by the Obligor, up to a maximum of $_______________, and (b) pay the Warehouse its normal rates and charges for the use and occupancy of the Premises (based upon the storage charges set forth in the agreement between the Warehouse and the Obligor) from the date on which the Lender shall have taken possession of the Collateral until the date of the Lender’s removal of the Collateral from the Premises, it being understood, however, that (i) the Lender shall have no obligation to pay any such amounts unless and until the Lender exercises its rights hereunder, and (ii) the Lender shall not, thereby, have assumed any of the obligations of the Obligor to the Warehouse.

9.
The Warehouse shall be fully protected in acting on any order, notice, or direction by the Lender with respect to the Collateral without making any inquiry whatsoever as to the Lender’s right or authority to give such order, notice, or direction.  Obligor agrees to indemnify and hold Warehouse harmless from all claims, suits, liability, and expenses related thereto (including reasonable attorneys’ fees and expenses) the Warehouse may incur in connection with or in relation to this Agreement.  The Lender, by its acceptance hereof, agrees to indemnify and hold Warehouse harmless from all claims, suits, liability, and expenses related thereto (including reasonable attorneys’ fees and expenses) the Warehouse may incur in connection with or in relation to this Agreement which arise from the Lender’s conduct and activities or those of its agents.

10.	This waiver shall inure to the benefit of the Lender and its successors and assigns, shall be binding upon the Warehouse, its successors and assigns, and shall take effect as a sealed instrument.

[WAREHOUSE]

By_________________________________
Name:______________________________
Title:_______________________________

ACKNOWLEDGED AND AGREED:

[OBLIGOR]

By_________________________________
Name:______________________________
Title:_______________________________
Date: _______________________________

F-4